                                          Filed Pursuant to Rule 424(b)(3)
                                          Registration File Nos.: 333-30537
                                                                  333-30537-01



                  PROSPECTUS SUPPLEMENT DATED OCTOBER 6, 1997
                       TO PROSPECTUS DATED JULY 25, 1997

     The section entitled "Selling Holders" on pages 52-54 of the Prospectus is hereby amended and restated in its entirety as follows:

                                SELLING HOLDERS

     The Convertible Preferred Securities were originally issued by the Trust and sold by Lehman Brothers Inc. and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchasers"), in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), to a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Convertible Preferred Securities, any Convertible Junior Subordinated Debentures and Common Stock issued upon conversion of the Convertible Preferred Securities. The term Selling Holder includes, without duplication, the holders listed below and the beneficial owners of the Convertible Preferred Securities and their transferees, pledgees, donees or other successors.

     The following table sets forth information with respect to the Selling Holders of the Convertible Preferred Securities as of September 30, 1997, and has been provided to the Trust and the Company by such Selling Holders.

                                                                                                      NUMBER OF
                                                                                                    CONVERTIBLE
                                                                                                      PREFERRED
SELLING HOLDER                                                                                        SECURITIES
--------------                                                                                        ----------
General Motors Employees Domestic Group Trust (1)..............................................         344,200
The Income Fund of America, Inc. (2)...........................................................         270,000
Alpine Associates..............................................................................         242,200
Vista Select Equity Income Fund................................................................         160,000
Capital Income Builder, Inc. (2)...............................................................         130,000
Credit Suisse First Boston.....................................................................          92,280
Vista Growth & Income Fund.....................................................................          86,000
Pacific Horizon Capital Income Fund............................................................          66,000
State of Oregon Equity (3).....................................................................          62,500
Argent Classic Convertible Arbitrage Fund L.P. ................................................          62,500
Colonial Global Utilities Fund.................................................................          60,000
President and Fellows of Harvard College (4)...................................................          60,000
Motors Insurance Company (5)...................................................................          56,350
Argent Classic Convertible Arbitrage Fund (Bermuda), L.P. (6)..................................          55,000
Delta Air Lines Master Trust (7)...............................................................          53,500
Xerox Corporation Profit Sharing Plan (8)......................................................          51,000
Allstate Insurance Company.....................................................................          50,000
Commonwealth Life Insurance (Teamsters -- Camden -- Non-Enhanced) (9)..........................          50,000
Donaldson, Lufkin & Jenrette Securities Corporation............................................          46,600
Van Kampen American Capital Harbor Fund (10)...................................................          42,500
Allegheny Teledyne Inc. Pension Plan (8).......................................................          40,000

                                                                                                      NUMBER OF
                                                                                                    CONVERTIBLE
                                                                                                      PREFERRED
SELLING HOLDER                                                                                        SECURITIES
--------------                                                                                        ----------
Oppenheimer Bond Fund for Growth...............................................................          40,000
Merrill Lynch Convertible Holdings, Inc. ......................................................          40,000
Carrigaholt Capital (Bermuda) L.P. (11)........................................................          39,200
The Class 1C Company, Ltd. ....................................................................          36,500
OCM Convertible Trust (12).....................................................................          33,800
PRIM Board (3).................................................................................          33,500
State of Connecticut Combined Investment Funds (12)............................................          31,300
California Public Employees' Retirement System.................................................          30,000
The Travelers Indemnity Company................................................................          30,000
The Travelers Insurance Company................................................................          30,000
TQA Leverage Fund L.P. (13)....................................................................          25,000
AIM Balanced Fund..............................................................................          24,000
Golden Rule Insurance Company (8)..............................................................          24,000
Vanguard Convertible Securities Fund, Inc. (12)................................................          21,900
State of Delaware Retirement -- Froley, Revy (3)...............................................          21,300
The Dow Chemical Company Employees' Retirement Plan ...........................................          20,600
Alexandra Global Investment Fund, I (14).......................................................          20,000
Merrill Lynch World Income Fund................................................................          20,000
Port Authority of Allegheny County Retirement and Disability
     Allowance Plan for Employees represented by Local 85 of the
     Amalgamated Transit Union ................................................................          17,900
Chrysler Corporation Master Retirement Trust (12)..............................................          17,700
TQA Vantage Plus Ltd. (13).....................................................................          16,000
AIM Global Utilities Fund......................................................................          15,000
McMahan Securities Company, L.P. ..............................................................          15,000
Offshore Strategies Ltd. ......................................................................          15,000
Champion International Corporation Master Retirement Trust ....................................          14,800
RJR Nabisco, Inc. Defined Benefit Master Trust.................................................          13,500
United Food and Commercial Workers Local 1262 and Employers
     Pension Fund..............................................................................          13,500
Hughes Aircraft Company Master Retirement Trust (12)...........................................          13,200
Paloma Securities, L.L.C. (15).................................................................          10,000
TQA Arbitrage Fund L.P. (13)...................................................................          10,000
TQA Vantage Fund L.P. (13).....................................................................          10,000
The Travelers Life & Annuity Company...........................................................          10,000
State Employees' Retirement Fund of the State of Delaware (12).................................           9,800
General Motors Foundation Inc. (5).............................................................           9,450
Hillside Capital Incorporated Corporate Account (16)...........................................           9,000
ICI American Holdings Pension Trust (3)........................................................           8,750
ZENECA Holdings Pension Trust (3)..............................................................           8,750

                                                                                                      NUMBER OF
                                                                                                    CONVERTIBLE
                                                                                                      PREFERRED
SELLING HOLDER                                                                                        SECURITIES
--------------                                                                                        ----------
San Diego County (17)..........................................................................           7,800
Starvest Discretionary (3).....................................................................           7,750
Van Kampen American Capital Convertible Securities Fund (10)...................................           7,500
Black Diamond Limited (18).....................................................................           6,715
LDG Limited (13)...............................................................................           6,600
Black Diamond Partners, L.P. (18)..............................................................           6,470
Nicholas-Applegate Income & Growth Fund (17)...................................................           5,900
Unifi, Inc. Profit Sharing Plan and Trust......................................................           5,200
The Alpine Group (14)..........................................................................           5,000
Associated Electric and Gas Insurance Service, LTD.............................................           5,000
Bank of America Convertible Securities Fund....................................................           5,000
BNP Arbitrage SNC (19).........................................................................           5,000
Laterman Strategies 90's LLC...................................................................           5,000
Catholic Mutual Relief Society (20)............................................................           4,000
Genesee County Employees' Retirement System....................................................           4,000
Hermitage Insurance Company (21)...............................................................           4,000
Vista Balanced Fund............................................................................           4,000
Nalco Chemical Retirement Trust (3)............................................................           3,250
Island Insurance Convertible (3)...............................................................           2,700
Bank of America Employee Benefit Convertible Securities Fund...................................           2,600
Kettering Medical Center Funded Depreciation Account...........................................           2,600
Greyhound Lines Pension Fund (13)..............................................................           2,500
The Fondren Foundation.........................................................................           2,200
Smith Barney Inc. .............................................................................           2,000
San Diego City Retirement (17).................................................................           1,800
Wake Forest University (17)....................................................................           1,500
Pacific Innovation Trust Capital Income Fund...................................................           1,400
Worldwide Transactions Ltd. ...................................................................           1,160
AIM VI Global Utilities Fund...................................................................           1,000
Silverton International Fund Limited...........................................................           1,000
Summer Hill Global Partners, L.P. (16).........................................................           1,000
Engineers Joint Pension Fund (17)..............................................................             900
Austin Firefighters (17).......................................................................             700
Highbridge Capital Corp. (18)..................................................................             655
Baptist Hospital (17)..........................................................................             600
Occidental College (17)........................................................................             600
Boston Museum of Fine Arts (17)................................................................             200
Other Holders..................................................................................         635,620
                                                                                                      ---------
         Total.................................................................................       3,600,000
                                                                                                      =========

---------

 (1) General Motors Investment Management Corporation may also be deemed beneficial owner of 284,200 of these Convertible Preferred Securities. Pecks Management Partners Ltd. may also be deemed beneficial owner of 60,000 of these Convertible Preferred Securities.

 (2) Capital Research & Management may also be deemed beneficial owner of these Convertible Preferred Securities.

 (3) Froley, Revy Investment Company Inc. may also be deemed beneficial owner of these Convertible Preferred Securities.

 (4) Harvard Management Company, Inc. may also be deemed beneficial owner of these Convertible Preferred Securities.

 (5) General Motors Investment Management Corporation may also be deemed beneficial owner of these Convertible Preferred Securities.

 (6) Argent Financial Group (Bermuda) Ltd. may also be deemed beneficial owner of these Convertible Preferred Securities.

 (7) Oaktree Capital Management, LLC, may also be deemed beneficial owner of 20,000 of these Convertible Preferred Securities.

 (8) GEM Capital Management, Inc. may also be deemed beneficial owner of these Convertible Preferred Securities.

 (9) Camden Asset Management LP may also be deemed beneficial owner of these Convertible Preferred Securities.

(10) Van Kampen American Capital Asset Management, Inc. may also be deemed beneficial owner of these Convertible Preferred Securities.

(11) Carrigaholt Holdings, Ltd. may also be deemed beneficial owner of these Convertible Preferred Securities.

(12) Oaktree Capital Management, LLC, may also be deemed beneficial owner of these Convertible Preferred Securities.

(13) TQA Investors LLC may also be deemed beneficial owner of these Convertible Preferred Securities.

(14) Alexandra Investment Management, Ltd. may also be deemed beneficial owner of these Convertible Preferred Securities.

(15) Paloma Partners Management Company may also be deemed beneficial owner of these Convertible Preferred Securities.

(16) Pecks Management Partners Ltd. may also be deemed beneficial owner of these Convertible Preferred Securities.

(17) Nicholas-Applegate Capital Management may also be deemed beneficial owner of these Convertible Preferred Securities.

(18) Carlson Capital, L.P. may also be deemed beneficial owner of these Convertible Preferred Securities.

(19) BNP/Cooper Neff Advisors, Inc. may also be deemed beneficial owner of these Convertible Preferred Securities.

(20) Asset Allocation Management Co. may also be deemed beneficial owner of these Convertible Preferred Securities.

(21) Queensway Investment Counsel Limited may also be deemed beneficial owner of these Convertible Preferred Securities.

     None of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessor or affiliates, except that Donaldson, Lufkin & Jenrette Securities Corporation acted as an Initial Purchaser in the Original Offering and both Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston or their affiliates have provided, and may continue to provide, investment banking or financial advisory services to the Company. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Convertible Preferred Securities, the Convertible Junior Subordinated Debentures or the Common Stock issuable upon conversion of the Convertible Preferred Securities, no estimate can be given as to the amount of the Convertible Preferred Securities, the Convertible Junior Subordinated Debentures or the Common Stock issuable upon conversion of the Convertible Preferred Securities that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Convertible Preferred Securities since the date on which they provided the information regarding their Convertible Preferred Securities pursuant to transactions exempt from the registration requirements of the Securities Act.